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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Schedule13D (including amendments thereto) with respect to the American Depositary Shares of Grand Toys International Limited and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing.

Date: May 7, 2007

                                      CENTRALINK INVESTMENTS LIMITED


                                      By: /s/ Cheng Hsieh, Jeff
                                          ---------------------
                                      Name: Cheng Hsieh, Jeff
                                      Title:   Director


                                      CORNERSTONE BESTSTEP INTERNATIONAL LIMITED


                                      By: /s/ Cheng Hsieh, Jeff
                                          ---------------------
                                      Name: Cheng Hsieh, Jeff
                                      Title:   Director


                                      By: /s/ Cheng Hsieh, Jeff
                                          ---------------------
                                      Name: Cheng Hsieh, Jeff